SECURITIES AND EXCHANGE COMMISSION
                             WASHINGTON DC  20549

                                   FORM 8-K


               Current Report Pursuant to Section 13 or 15(d) of
                     The Securities Exchange Act of 1934




                       Date of Report: June 9, 2003
                      ---------------------------------
                      (Date of earliest event reported)




                     Bion Environmental Technologies, Inc.
            -----------------------------------------------------
            (Exact Name of Registrant as Specified in its Charter




         Colorado                  001-31437               84-1176672
   ------------------------    ---------------------    -------------------
   (State of Incorporation)    (Commission File No.)    (I.R.S. Employer
                                                         Identification No.)




              18 East 50th Street, 10th Floor, New York, NY  10022
             ------------------------------------------------------
             (Address and Zip Code of Principal Executive Offices)




       Registrant's telephone number including area code: (212) 758-6622

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Item 5.  Other Events.

LIQUIDITY/MANAGEMENT UPDATE

     During the period from June 7, 2003 through July 31, 2003, Bright Capital, Ltd. ("Brightcap"), an entity owned and controlled by Dominic Bassani, a consultant whose services were provided to us as part of our management agreement with D2CO, LLC ("D2") (see discussion below), made further advances to us pursuant to the letter agreement attached to our Current Report on Form 8-K dated April 12,2003 as Exhibit 99.1. These advances to us total approximately $600,000(plus accrued interest) as of July 31, 2003 and were made for the purpose of providing funds to allow us to be able to pay operating expenses that are critical to our operations, primarily consisting of salaries/consulting fees paid to retain critical personnel (which now consists of seven employees/consultants), to take actions to protect and expand our intellectual property and to continue work on a system installation in Texas. This sum equals substantially the entire amount that Brightcap has agreed to lend us on an as-needed basis (the "Brightcap Bridge Loan").

     On August 4, 2003 Brightcap and Mr. Bassani entered into a Letter Agreement with us and Bion Dairy Corporation, our wholly-owned subsidiary ("Dairy"), pursuant to which:

     a) Brightcap has agreed to convert $600,000 of the amounts due under the Brightcap Bridge Loan (principal and/or interest) to amounts that will become due under the same identical terms that the investors will receive in the first of a series of anticipated financings consisting of mandatorily convertible debt which are intended to be accomplished in 2003 through Dairy (the "Bion Dairy Financing");

     b) Brightcap has re-acknowledged that the IP Collateral (as defined in the Letter Agreement) is exactly the same collateral that we plan to grant as security to note holders in connection with the Bion Dairy Financing and has agreed that: (i) even though Brightcap was granted a security interest in the IP Collateral under the Brightcap Bridge Loan, Brightcap specifically consented to the anticipated granting of a security interest in the same collateral to the holders of notes under the Bion Dairy Financing after the date of the Brightcap Bridge Loan;
     (ii) Brightcap will share its security interest in the IP Collateral in pari pasu with the holders of any notes that are issued in the future pursuant to the Bion Dairy Financing; (iii) Brightcap's security interest in the IP Collateral will not be senior to the security interest granted to the holders of the notes under the Bion Dairy Financing, irrespective of the date(s) on which such security interests were granted; and (iv) Brightcap will execute and deliver any documents reasonably requested by us and/or participants in the Bion Dairy Financing in that regard.

     c) Brightcap and Mr. Bassani will provide consulting services to us and Dairy through March 31, 2005 in consideration of our accruing consulting fees of $300,000 per annum that will be payable to him in the future and the granting of 200,000 options(effective August 31, 2003); and


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     d)  we are adjusting 650,000 of our outstanding SV warrants (in a manner consistent with prior agreements of which Mr. Bassani was a third party beneficiary) beneficially owned by trusts for family members of Mr. Bassani to increase the number of warrants to 800,000 and adjust the exercise price and term (effective August 31, 2003).

     A copy of the Letter Agreement is attached to this Report as Exhibit
10.1.

     David Mitchell, our former C.E.O., and D2, LLC have agreed to exchange $65,000 of advances made to Bion during 2003 into the Bion Dairy Financing on the same terms as other investors therein. See Exhibit 10.2.

     Effective as of June 9, 2003 we entered into a month-to-month consulting agreement with David Mager. Please see Exhibit 10.3 to this Report for details.

     On August 8, 2003, effective August 31, 2003, we granted an aggregate of 620,833 options to current employees, consultants, advisors and directors (including the options to Mr. Bassani described above)(all of which are initially exercisable at $7.50 per share subject to certain adjustments and are exercisable until July 31, 2008 subject to vesting, continued employment and other contingencies) including without limitation the following:

     a)  50,000 to Mark A. Smith, our President and a Director;

     b)  40,000 to Jere Northrop, our Technical Director and a Director; and

     c)  10,000 to Jon Northrop, a Director.

The form of these options has not yet been finalized.

     Bion has agreed to accrued the sum of $150,000 (plus expenses) as compensation to Mark A. Smith, our President, for his services commencing during March 2003 thru March 31, 2004 which Bion may pay, at its election, in cash or securities of Bion on or before March 31, 2005. See Exhibit 99.1.

     Also, as of July 31, 2003, we still owe approximately $900,000 to unsecured creditors (in addition to the amounts that we currently owe to Brightcap as discussed above and $487,500 that we currently owe to The Trust Under Deferred Compensation Plan for D2CO, LLC (the "D2 Trust") for past management services, and amounts owed pursuant to Exhibits 10.1 and 99.1 hereto.) It should be noted, however, that the amounts currently owed by us to the D2 Trust will be converted into shares of our Common Stock (unless otherwise agreed in writing) upon the earlier to occur of (a) a $5 million or greater equity financing(s) by us, in which case the amount payable will be converted into shares of our Common Stock at the equity price of the financing (or, in the event that the $5 million in equity financing is obtained in a series of more than one financing, the price of the equity financing which pushes the aggregate total of the financings above $5 million), or (b) March 31, 2005, at the then current market price of our Common Stock. (Please see our Current Report on Form 8-K dated March 25, 2003). Amounts owed pursuant to Exhibits 10.1 and 99.1 may be paid by issuance of Bion securities at the election of Bion.

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     Although we are currently seeking other outside sources of capital, as of this date we have not been able to secure financing that is necessary for our current and future operations and there can be no assurance that sufficient funds will be available from external sources. Further, there can be no assurance that any such required funds, if available, will be available on attractive terms or that they will not have a significantly dilutive effect on our existing shareholders. Since we do not yet have the ability to generate cash flow from operations, we have substantially curtailed our current business activities and we may need to cease operations if we are not able to immediately raise capital from outside sources. This would have a material adverse effect on our business and our shareholders.

CENTERPOINT SHAREHOLDERS MEETING

     A meeting of the Centerpoint stockholders commenced on July 31,2003 and was adjourned without a vote until 2:00 p.m. on August 18, 2003 at our New York City offices. The purpose of this meeting is to seek stockholder ratification of the Amended Centerpoint Agreement. See our Current Report on Form 8K dated April 12, 2003 and Exhibit 99.2 to this Report.

TEXAS INSTALLATION

     During the second half of May, 2003 we commenced construction of a second generation Bion Nutrient Management System ("NMS") on the Devries dairy in Texas (which milks approximately 1150 cows) as a retrofit of the dairy's existing lagoon. Start-up occurred early in July 2003. We anticipate the biology of this installation will be mature by mid-September 2003. The purpose of this installation is to demonstrate the capacity of our second generation NMS to remove nutrients (primarily nitrogen and phosphorus) from the waste stream. Results are anticipated by Fall 2003. We consider the success of this system at the Devries Dairy in Texas to be extremely important in demonstrating the effectiveness of the Bion NMS.

Item 7. Financial Statements and Exhibits.

     The following documents are filed as exhibits to this Form 8-K:

     Exhibit No.   Description

       10.1 Letter Agreement with Bright Capital, Ltd. and Dominic Bassani dated August 4, 2003.

       10.2        Agreement with David Mitchell and D2, LLC.

       10.3        Letter Agreement with David Mager effective June 9, 2003.

       99.1        Compensation of Mark A. Smith.

       99.2        Press release re Centerpoint Corporation Shareholder
                   Meeting.




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                               SIGNATURES

     Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this Report to be signed on its behalf by the undersigned hereunto duly authorized.

                                   BION ENVIRONMENTAL TECHNOLOGIES, INC.


Date: August 12, 2003              By: /s/ Mark A. Smith
                                      -------------------------------------
                                      Mark A. Smith, President









































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